Exhibit 99.1

 Southland Announces Second Quarter 2023 Results

GRAPEVINE, Texas, August 14, 2023 (Business Newswire) -- Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for quarter ended June 30, 2023.

●	Revenue of $257 million for the quarter ended June 30, 2023, down 5.9% from $273 million for the quarter ended June 30, 2022.

●	Gross loss of $34 million for the quarter ended June 30, 2023, compared to gross profit of $38 million for the quarter ended June 30, 2022.

●	Net loss attributable to stockholders of $13 million, or $(0.27) per share for the quarter ended June 30, 2023, compared to a net income attributable to stockholders of $19 million for the quarter ended June 30, 2022.

●	Adjusted net loss of $35 million, or $(0.76) per share for the quarter ended June 30, 2023, compared to an adjusted net income of $19 million for the quarter ended June 30, 2022.(1)

●	Adjusted EBITDA of negative $42 million for the quarter ended June 30, 2023, compared to $35 million for the quarter ended June 30, 2022. (1)

●	Backlog of $2.7 billion, up 36% compared to $2.0 billion as of June 30, 2022.

●	Positive cash flow from operating activities of $24 million for the quarter ended June 30, 2023.

(1)	Please refer to “Non-GAAP Measures” and reconciliations for our Non-GAAP financial measures, including, “Adjusted Net Loss,” “Adjusted Net Loss Per Share,” and “Adjusted EBITDA”

2023 Second Quarter Results

Southland incurred significant unfavorable charges during the quarter, primarily stemming from its legacy asphalt and concrete materials production and paving business. In an effort to wind down this component of its Transportation segment and reallocate resources towards core operations, the Company sold various materials production assets in the second quarter. As a result, the Company recorded unfavorable charges in the quarter related to additional expected future costs associated with procuring and transporting materials from third parties. While work is expected to be completed over the next one to two years, Southland has recorded the increased estimated future costs to finish these projects in this quarter in accordance with Generally Accepted Accounting Principles. The negative impact to gross margin from these charges were approximately $49 million for the second quarter. At the end of the second quarter, approximately 12% of Southland’s $2.7 billion backlog consists of legacy large-scale paving work.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Amounts in thousands)	June 30, 2023	June 30, 2022
Revenue	$256,927	$273,016
Cost of construction	290,721	235,279
Gross profit (loss)	(33,794)	37,737
Selling, general, and administrative expenses	16,448	13,490
Operating income (loss)	(50,242)	24,247
Gain (loss) on investments, net	50	(259)
Other income (expense), net	24,007	(780)
Interest expense	(4,305)	(2,065)
Income (loss) before income taxes	(30,490)	21,143
Income tax expense (benefit)	(18,589)	1,815
Net income (loss)	(11,901)	19,328
Net income (loss) attributable to noncontrolling interests	925	(78)
Net income (loss) attributable to Southland Holdings Stockholders	$(12,826)	$19,406

Net loss per share attributable to common stockholders
Basic (1)	$(0.27)
Diluted (1)	$(0.27)
Weighted average shares outstanding
Basic (1)	46,870,890
Diluted (1)	46,870,890

(1)	The structure of Southland’s historical common equity structure was in the form of membership percentages and no shares were issued. As such, reporting periods prior to the three months ended March 31, 2023 will not present share or per share data. Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended June 30, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the three months ended June 30, 2023, was $256.9 million, a decrease of $16.1 million, or 5.9%, compared to the three months ended June 30, 2022.

Gross loss for the three months ended June 30, 2023, was $33.8 million, a decrease of $71.5 million, or 189.6%, compared to gross profit of $37.7 million for the three months ended June 30, 2022. Our gross profit margin decreased from 13.8% to a negative 13.2% for the three months ended June 30, 2023 compared to the three months ended June 30, 2022.

Selling, general, and administrative costs for the three months ended June 30, 2023 were $16.4 million, an increase of $3.0 million, or 21.9%, compared to the three months ended June 30, 2022. Selling, general, and administrative costs as a percent of revenue were 6.4% for the three months ended June 30, 2023 compared to 4.9% for the three months ended June 30, 2022.

Condensed Consolidated Statements of Operations (unaudited)

	Six Months Ended
(Amounts in thousands)	June 30, 2023	June 30, 2022
Revenue	$531,756	$531,502
Cost of construction	546,607	488,834
Gross profit (loss)	(14,851)	42,668
Selling, general, and administrative expenses	32,019	27,789
Operating income (loss)	(46,870)	14,879
Gain on investments, net	18	21
Other income (expense), net	21,408	(1,356)
Interest expense	(7,559)	(4,032)
Income (loss) before income taxes	(33,003)	9,512
Income tax expense (benefit)	(16,836)	3,157
Net income (loss)	(16,167)	6,355
Net income attributable to noncontrolling interests	1,323	550
Net income (loss) attributable to Southland Holdings Stockholders	$(17,490)	$5,805

Net loss per share attributable to common stockholders
Basic (1)	$(0.38)
Diluted (1)	$(0.38)
Weighted average shares outstanding
Basic (1)	46,043,878
Diluted (1)	46,043,878

(1)	The structure of Southland’s historical common equity structure was in the form of membership percentages and no shares were issued. As such, reporting periods prior to the three months ended March 31, 2023 will not present share or per share data. Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the six months ended June 30, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the six months ended June 30, 2023 was $531.8 million, an increase of $0.3 million, or 0.0%, compared to the six months ended June 30, 2022.

Gross loss for the six months ended June 30, 2022, was $14.9 million, a decrease of $57.5 million, or 134.8%, compared to gross profit of $42.7 million for the six months ended June 30, 2022. Our gross profit margin decreased from 8.0% to a negative 2.8% for the six months ended June 30, 2023 compared to the six months ended June 30, 2022.

Selling, general, and administrative costs for the six months ended June 30, 2023 were $32.0 million, an increase of $4.2 million, or 15.2%, compared to the six months ended June 30, 2022. Selling, general, and administrative costs as a percent of revenue were 6.0% for the six months ended June 30, 2023 compared to 5.2% for the six months ended June 30, 2022.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	June 30, 2023		June 30, 2022
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$65,567	25.5%	$74,851	27.4%
Transportation	191,360	74.5%	198,165	72.6%
Total revenue	$256,927	100.0%	$273,016	100.0%

	Six Months Ended
(Amounts in thousands)	June 30, 2023		June 30, 2022
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$138,556	26.1%	$149,894	28.2%
Transportation	393,200	73.9%	381,608	71.8%
Total revenue	$531,756	100.0%	$531,502	100.0%

Segment Gross Profit

	Three Months Ended
(Amounts in thousands)	June 30, 2023		June 30, 2022
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$5,906	9.0%	$12,422	16.6%
Transportation	(39,700)	(20.7)%	25,315	12.8%
Gross profit (loss)	$(33,794)	(13.2)%	$37,737	13.8%

	Six Months Ended
(Amounts in thousands)	June 30, 2023		June 30, 2022
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$14,672	10.6%	$19,389	12.9%
Transportation	(29,523)	(7.5)%	23,279	6.1%
Gross profit (loss)	$(14,851)	(2.8)%	$42,668	8.0%

Adjusted EBITDA Reconciliation

	Three Months Ended		Six Months Ended
(Amounts in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income (loss) attributable to Southland Holdings Stockholders	$(12,826)	$19,406	$(17,490)	$5,805
Depreciation and amortization	8,176	11,973	16,736	23,640
Income taxes (benefit)	(18,589)	1,815	(16,836)	3,157
Interest expense	4,305	2,065	7,559	4,032
Interest income	(161)	—	(298)	(11)
EBITDA	(19,095)	35,259	(10,329)	36,623
Transaction related costs	559	—	1,594	—
Contingent earnout consideration non-cash expense reversal	(23,625)	—	(20,689)	—
Adjusted EBITDA	$(42,161)	$35,259	$(29,424)	$36,623

Backlog

(Amounts in thousands)	Backlog
Balance December 31, 2022	$2,973,886
New contracts, change orders, and adjustments	262,088
Gross backlog	3,235,974
Less: contract revenue recognized in 2023	(538,464)
Balance June 30, 2023	$2,697,510

Adjusted Net Loss and Adjusted Net Loss Per Share Attributable to Common Stock Reconciliation

	Three Months Ended		Six Months Ended
(Amounts in thousands except shares and per share data)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Reconciliation of adjusted net income (loss) attributable to common stock:
Net income (loss) attributable to common stock (GAAP as reported)	$(12,826)	$19,406	$(17,490)	$5,805
Adjustments:
Transaction related costs	559	—	1,594	—
Contingent earnout consideration non-cash expense	(23,625)	—	(20,689)	—
Income tax impact of adjustments (1)	463	—	(311)	—
Adjusted net loss attributable to common stockholders	$(35,429)	$19,406	$(36,896)	$5,805

Weighted average shares outstanding (2)
Basic and diluted (2)	46,870,890		46,043,878

Net loss per share attributable to common stockholders (2)	$(0.27)		$(0.38)
Adjusted net loss per share attributable to common stockholders (2)	$(0.76)		$(0.80)

(1)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

(2)	The structure of Southland’s historical common equity structure was in the form of membership percentages and no shares were issued. As such, reporting periods prior to the three months ended March 31, 2023 will not present share or per share data. Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months and six months ended June 30, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented

Condensed Consolidated Balance Sheets (unaudited)

(Amounts in thousands, except share and per share data)	As of
	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$39,124	$57,915
Restricted cash	14,984	14,076
Accounts receivable, net	183,439	135,678
Retainage receivables	125,220	122,682
Contract assets	508,378	512,906
Other current assets	28,340	24,047
Total current assets	899,485	867,304

Property and equipment, net	102,340	114,084
Right-of-use assets	16,551	16,893
Investments - unconsolidated entities	119,029	113,724
Investments - limited liability companies	2,590	2,590
Investments - private equity	3,266	3,261
Deferred tax asset	21,458	—
Goodwill	1,528	1,528
Intangible assets, net	1,956	2,218
Other noncurrent assets	3,298	3,703
Total noncurrent assets	272,016	258,001
Total assets	$1,171,501	$1,125,305

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$133,736	$126,385
Retainage payable	38,369	33,677
Accrued liabilities	131,001	121,584
Current portion of long-term debt	51,326	46,322
Short-term lease liabilities	15,598	16,572
Contract liabilities	197,336	131,557
Total current liabilities	567,366	476,097

Long-term debt	233,218	227,278
Long-term lease liabilities	8,483	10,032
Deferred tax liabilities	2,985	3,392
Other noncurrent liabilities	96,583	48,622
Total long-term liabilities	341,269	289,324
Total liabilities	908,635	765,421

Commitment and contingencies (Note 7)

Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 50,000,000 share, none issued and outstanding in 2023	—	—
Preferred stock, $1.00 par value, 24,400,000 issued and outstanding in 2022	—	24,400
Common stock, $0.0001 par value, authorized 500,000,000 share, 47,856,114 and none issued and outstanding in 2023 and 2022, respectively	8	—
Additional paid-in-capital	269,436	—
Accumulated deficit	(17,490)	—
Accumulated other comprehensive income	(923)	(2,576)
Members’ capital	—	327,614
Total stockholders’ equity	251,031	349,438
Noncontrolling interest	11,835	10,446
Total equity	262,866	359,884
Total liabilities and equity	$1,171,501	$1,125,305

Condensed Consolidated Statement of Cash Flows (unaudited)

	Six Months Ended
(Amounts in thousands)	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net income (loss)	$(16,167)	$6,355
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	16,736	23,640
Deferred taxes	(21,866)	(92)
Change in fair value of earnout liability	(20,689)	—
Gain on sale of assets	(85)	(1,208)
Foreign currency remeasurement gain	(3,641)	191
Earnings from equity method investments	(140)	(3,803)
TZC investment present value accretion	(1,213)	(1,166)
Loss (gain) on trading securities, net	24	(357)
Changes in assets and liabilities:
Accounts receivable	(53,589)	(50,631)
Contract assets	4,803	(6,625)
Prepaid expenses and other current assets	(4,093)	(3,502)
ROU assets	343	2,347
Accounts payable and accrued expenses	21,700	(30,934)
Contract liabilities	65,774	(13,899)
Operating lease liabilities	(126)	(2,298)
Other	1,593	67
Net cash used in operating activities	(10,636)	(81,915)

Cash flows from investing activities:
Purchase of fixed assets	(4,953)	(2,679)
Proceeds from sale of fixed assets	7,214	2,726
Loss on investment in limited liability company	—	335
Proceeds from the sale of trading securities	(21)	814
Capital contribution to investees	—	(1,000)
Net cash provided by investing activities	2,240	196

Cash flows from financing activities:
Borrowings on line of credit	3,000	55,000
Borrowings on notes payable	248	695
Payments on notes payable	(27,701)	(21,294)
Advances from (to) related parties	215	(404)
Payments from related parties	5	7
Payments on finance lease	(2,396)	(3,430)
Distributions	(110)	(1,556)
Proceeds from merger of Legato II and Southland Holdings, LLC	17,088	—
Net cash provided by (used in) financing activities	(9,651)	29,018

Effect of exchange rate on cash	164	945

Net decrease in cash and cash equivalents and restricted cash	(17,883)	(51,756)
Beginning of period	71,991	111,242
End of period	$54,108	$59,486

Supplemental cash flow information
Cash paid for income taxes	$2,903	$4,127
Cash paid for interest	$7,541	$4,106
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$8,528	$6,771
Assets obtained in exchange for notes payable	$6,667	$580
Issuance of post-merger earn out shares	$35,000	$—
Dividend financed with notes payable	$50,000	$—

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Tuesday, August 15, 2023. The call may be accessed here, or at www.southlandholdings.com. Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunnelling, communications, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at www.southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), backlog, adjusted net loss, adjusted net loss per share and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Southland’s current and historical results: adjusted net loss per share attributable to common stock (a non-GAAP financial measure) to net loss per share attributable to common stock; and adjusted net loss attributable to common stock, and Adjusted EBITDA (non-GAAP financial measures) to net loss attributable to common stock.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Southland Contacts:

Cody Gallarda

EVP, Chief Financial Officer

cgallarda@southlandholdings.com

Alex Murray

Corporate Development & Investor Relations

amurray@southlandholdings.com